Exhibit 1.01

BioTelemetry, Inc.

Conflict Minerals Report for the year ended December 31, 2015

This Conflict Minerals Report of BioTelemetry, Inc. for the year ended December 31, 2015 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and in accordance with guidance issued by the SEC on April 29, 2014, this report has not been subject to an independent private sector audit.

1.                   Introduction

BioTelemetry, Inc. (hereinafter “BioTelemetry”, the “Company”, “we”, “us”, or “our”) provides cardiac monitoring services, cardiac monitoring device manufacturing, and centralized cardiac core laboratory services. Since the Company became focused on cardiac monitoring in 1999, the Company has developed a proprietary integrated patient management platform that incorporates a wireless data transmission network, Food and Drug Administration (“FDA”) cleared algorithms and medical devices, and 24-hour digital monitoring service centers.

This report has been prepared by the management of BioTelemetry. This report does not include the activities of entities that are not required to be consolidated in our financial statements.

In accordance with the Rule, this report is available on our website: http://investors.gobio.com/wp-content/uploads/2016/05/FORM-SD-Exhibit-1.01.pdf

2.                   Supply chain description and Reasonable Country of Origin Inquiry

2.1            General information on BioTelemetry’s supply chain

The hardware provided by BioTelemetry largely consists of electronics. Our supply chain is complex with multiple tiers of suppliers and we are a remote downstream participant. For manufacturing, BioTelemetry purchases customized and standardized components from several global providers as well as from local and regional suppliers, either off-the-shelf or in accordance with  Biotelemetry’s design or specifications. Certain types of components are produced in-house. The production of printed circuit boards and molded plastic components is mostly outsourced to manufacturing services companies. Final configuration of products is largely done in-house and on-demand. This consists of assembling and testing modules and integrating them into complete units.

2.2                   Overview of BioTelemetry’s Conflict Minerals Program and Reasonable Country of Origin Inquiry 2015

BioTelemetry gathers conflict minerals information from our suppliers. Through this we know that many of our products contain tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality of those products.

As part of BioTelemetry’s commitment to responsible sourcing, human rights and sustainability, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo or adjoining countries (the “DRC”). At the same time, we aim to continue supporting responsible mineral sourcing in the region. BioTelemetry’s efforts with respect to 3TG are aligned to the work of the Conflict-Free Sourcing Initiative  (“CFSI”) and our aim is to improve the traceability in our supply chain.

BioTelemetry does not ban materials from the DRC or avoid using 3TGs. The Company has a program team and utilizes outside advisors to fulfill compliance with the Rule, perform the Reasonable Country of Origin Inquiry and report on 3TG. This team is responsible for BioTelemetry’s 3TG implementation work and senior management is regularly informed about matters relating to 3TG.

BioTelemetry relies on its first tier suppliers to provide information on the origin of 3TG contained in components and parts included in BioTelemetry’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Our first tier suppliers are similarly reliant upon information provided by their upstream suppliers. Certain of BioTelemetry’s large hardware suppliers are also SEC registrants and subject to the Rule.

The identification of first tier suppliers of BioTelemetry that are in scope under the Rule involves different regions, business units and production sites that are part of BioTelemetry’s global organization. The sourcing organization has an important role in leading and coordinating the work. Suppliers identified to be in scope are first tier suppliers of BioTelemetry supplying (i) products containing 3TG that BioTelemetry contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, that are incorporated into or included in a product manufactured by BioTelemetry, or (iii) materials used in the production of BioTelemetry’s products where 3TG becomes part of the final product. Suppliers of products that BioTelemetry does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in, or incorporated into, a BioTelemetry product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first tier suppliers identified to be in scope and analyze and follow up upon responses as we deem appropriate. Accordingly, during 2015, BioTelemetry conducted a reasonable country of origin inquiry to determine the origin of the 3TG in BioTelemetry’s products.

BioTelemetry believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. BioTelemetry is engaged and actively cooperates with supply-chain participants and supports the 3TG industry initiatives such as the CFSI driven by the Global e-Sustainability Initiative (GeSI) and the Electronic Industry Citizenship Coalition (EICC).

In accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), we support the CFSI’s audit of smelters’ and refiners’ due diligence activities. In our internal processes, we use information obtained using CFSI’s Reasonable Country of Origin Inquiry Data for BioTelemetry.

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by Universal Medical, Inc.:  Pacetrak Plus, Pacetrak ENR, Pacetrak Speaks, Heartrak Smart, Heartrak Smart AF, Heartrak 2, Heartrak ECAT, Heartrak TCAT, Heartrak ECAT2, Heartrak Smart Wireless, and Cardiostation Transtelephonic Module.

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by Braemar:  DL800, DL900, DL1200, DTXT, PORT/DOCK, ER8, ER9, ER920W, LOOPER, PER900, Fusion, C5, PSITECIII, CardioKey, and EZPUMP.

3.                   Due Diligence

BioTelemetry has processes in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. Our position in the supply chain is remote.  We do not have a direct relationship with mining companies or with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with 3TG.  We rely upon industry efforts to influence smelters and refiners to be audited and certified through CFSI’s Conflict Free Smelter Program.

The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

3.1            Maintain strong management systems

The first step relates to strong management systems. As mentioned above, BioTelemetry has established a program team for reporting on 3TG and compliance with the Rule. This team is responsible for the 3TG implementation work and senior management is regularly informed about matters relating to 3TG. Controls include, but are not limited to, supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.

With respect to 2015, identification of smelters/refiners in our supply chain was made via the use of due diligence tools created by the CFSI, including the EICC/GeSI Conflict Minerals Reporting Template 4.01 (the “Template”). The Template is a supply chain survey designed to identify the smelters and refiners that process the necessary 3TG contained in our supply chain. The information from our suppliers, in combination with information from the CFSI, helps BioTelemetry to obtain information on the origin of minerals processed. Data obtained was reviewed and analyzed by BioTelemetry.

We have grievance mechanisms, notably a whistleblower tool, managed by an external service provider, for the reporting of alleged violations of laws or the Code of Business Ethics that relate to corruption, questionable accounting, or auditing matters that seriously affect vital interests of the Group or Compliance, in general. Violations reported through the whistleblower tool are handled by BioTelemetry’s Group Compliance Forum, consisting of representatives from BioTelemetry’s Group Function Legal Affairs and Group Function Human Resources. Information regarding incidents is reported to the Compliance and Audit Committees. Reports include measures taken, details of the responsible Group function and the status of any investigation.

3.2        Identify and assess risk in the supply chain

In the second step, risks are identified and assessed. Downstream companies should, with help from their first tier suppliers, identify smelters and refiners in the supply chain.

In BioTelemetry’s 2015 survey, first tier suppliers identified to be in scope were requested by BioTelemetry to provide information on 3TG in their supply chain through completing and submitting the Template. Suppliers were provided with support material, including the generally available instructions and training illustrating the use of the tool that is available on CFSI’s website. To ensure sufficient quality, a high response rate and to minimize risks, the responses received were continuously analyzed and followed up as deemed appropriate. The data obtained was saved, reviewed and analyzed by BioTelemetry. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. These criteria were developed to identify whether the responses from suppliers were incomplete and where further inquiries were necessary. Suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate.

We have had a risk based approach focused on suppliers with incomplete data since they are typically deemed to constitute a higher risk. As part of the risk mitigation efforts, additional efforts were mainly targeted at suppliers that are awarded large parts of our business on an ongoing basis.

3.3        Design and implement a strategy to respond to identified risks

Under the third step companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within BioTelemetry is an on-going process, both proactive and reactive, where suppliers are continuously evaluated against BioTelemetry’s requirements to ensure that these requirements are systematically incorporated in the suppliers’ processes.

We continuously work to improve our due diligence processes with respect to 3TG, mainly focusing on the quality of data received from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk based approach when reviewing and following up supplier responses and we generally prioritize suppliers that we frequently purchase from.

3.4        Independent third party audit of smelters’/refiners’ due diligence practices

The fourth step focuses on analysis of smelters’/refiners’ due diligence practices. We support the Conflict Free Smelter Program (“CFSP”) as well as the development and implementation of due diligence practices and tools such as the Template. Due to the structure of our supply chain, there can be many tiers of suppliers between BioTelemetry and the smelters and refiners in the supply chain. We analyze the received data on smelters and refiners and compare such information against the list of facilities that have received a “conflict free” designation from the CFSP. Via the CFSI we also can access information on country of origin and due diligence information on the 3TG sourced by such facilities.

3.5        Report annually on supply chain due diligence

The fifth step encourages reporting on supply chain due diligence. We have a public statement on 3TG on our external website and strive to continuously increase 3TG awareness within BioTelemetry and among suppliers. BioTelemetry’s public statement on the sourcing of 3TG is available on our website: http://investors.gobio.com/wp-content/uploads/2016/05/FORM-SD-Exhibit-1.01.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website: http://investors.gobio.com/wp-content/uploads/2015/05/Product-Components-and-Conflict-Minerals-Policy1.pdf

4.               2015 due diligence results

For the calendar year 2015, our inquiries were made on the supplier level. Inquiries also include responses where suppliers were unable to specify the smelters or refiners used for components supplied to us and certain responses included names of smelters or refiners that we believe may have been misidentified as smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2015 was 89.4%. A higher response rate was achieved in the group of suppliers that are awarded a larger part of our business. Among the supplier responses, we identified approximately 400 unique smelters as potential sources of 3TG that were reported to be in the supply chain at some point during the 2015 calendar year. The following table presents, by mineral, the percentages of identified smelters or refiners in our supply chain that have been verified as conflict-free or pledged or committed to CFSI validation.

Metal	Identified smelters verified as CFSP conflict- free, or the smelter pledged or committed to CFSI validation	Number of identified smelters for each metal
Tantalum	87.0%	54
Tungsten	85.1%	54
Tin	61.4%	132
Gold	66.2%	160

We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG in our supply chain. A list of identified smelters, by mineral, is contained in “Annex 1.”

During 2016, we expect to continue to review and evolve our due diligence processes with respect to 3TG. As part of these efforts, we expect to collaborate with suppliers for purposes of further improving the supplier response rate and the reliability and quality of information provided.

Due to the size, breadth and complexity of our products, and the constant evolution of our supply chain, the process of successfully tracing all of the conflict minerals used in our products back to their country of origin will require additional time and resources.  We are committed to implementing processes to improve the quantity and quality of responses from our supply chain and to verifying the accuracy and completeness of the information we receive directly from suppliers or which is otherwise available to us through industry and other initiatives.

Our ability to make determinations about the presence and source of origin of 3TGs in our products depends upon a number of factors including, but not limited to, (i) the respective due diligence efforts of our tier one suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing.  The failure to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of 3TGs in our products’ supply chain with any reasonable degree of certainty.  There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications or to provide us with the documentation or other evidence that we consider reliable or in a time frame sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

5.                   Forward Looking Statements

Certain of the matters discussed in this report, including in particular our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Annex 1

Metal	Smelter or Refiner Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery Pvt. Ltd	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China Gold Deal Investment Co., Ltd.	CHINA
Gold	China National Gold Group Corp.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	CHIN-LEEP ENTERPRISE CO., LTD.	TAIWAN
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC “Aurat”	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kangqiang Electronics Co., Ltd	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Metal	Smelter or Refiner Name	Smelter Country
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	CHINA
Gold	Sanmenxia HengSheng Science Technology R&D CO.LTD	CHINA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shang Hai Gold Exchange	CHINA
Gold	shenzhen fujun material technology co,ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzhou Xingrui Noble metal material co.ltd	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tai zhou chang san Jiao electron Co.,Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Gold	Tiancheng Chemical	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yantai Zhaojinlufu	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhaojin Lai Fuk	CHINA
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Heraeus Material Technology GmbH null KG (Heraeus Holding GmbH)	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA

Metal	Smelter or Refiner Name	Smelter Country
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Starck	GERMANY
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Tantalum Mining Corp. of Canada Ltd	CANADA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	American Iron and Metal	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa Metals & Mining Co. Ltd	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Jin Ye Mineral Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu YunXin Colored Electrolysis Ltd	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Gold Bell Group	CHINA
Tin	Guangxi Crystal Union Photoelectric Materials CO.,LTD	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd China	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kunshan Chengli Tin Co., Ltd	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Minsur S.A. Tin Metal	PERU
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nippon Micrometal Corp.	JAPAN
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Poongsan	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA

Metal	Smelter or Refiner Name	Smelter Country
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	KOREA, REPUBLIC OF
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Co. Ltd, Minmetals Ganzhou	CHINA
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Westmetall GmbH & Co.KG	GERMANY
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Wilhelm Westmetall	GERMANY
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin	Yunnan Tin Group (Holding) Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Air Products	UNITED STATES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sinda W&MO Co.,Ltd	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nippon Yakin Kogyo Co., Ltd.	JAPAN
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Voss Metals Company, Inc	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA